SUN COMMUNITIES, INC.
TERMINATES STOCKHOLDER RIGHTS PLAN

Southfield, MI, October 4, 2017 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates or has an interest in manufactured housing and recreational vehicle communities, announced today that it has amended its stockholder rights plan, commonly referred to as a “poison pill,” to accelerate the expiration date of the plan from June 9, 2018 to the close of business on October 4, 2017, which will effectively terminate the rights plan as of that date. Shareholders are not required to take any action as a result of this termination.

Sun Communities, Inc. is a REIT that currently owns and operates or has an interest in a portfolio of 348 communities comprising approximately 120,000 developed sites.

For more information about Sun Communities, Inc. visit our website at www.suncommunities.com.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in our periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.